Exhibit (a)(10)

                               ZURICH MONEY FUNDS

                             Redesignation of Series

         The undersigned, being all of the Trustees of the Zurich Money Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Article III,
Section 1 of the Amended and Restated Agreement and Declaration of Trust dated January 20, 1998, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolutions set forth below at meetings called, convened and held on February 4, 2002 and March 20, 2002 respectively:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the series of the Trust shall be redesignated as set forth below, effective as of April 8, 2002, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the redesignation of such series of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved:

         "Zurich Money Market Fund" shall be redesignated "Scudder Money Market Fund;"

         "Zurich Government Money Fund" shall be redesignated as "Scudder Government Money Fund;" and

         "Zurich Tax-Free Money Fund" shall be redesignated as "Scudder Tax-Exempt Money Fund."

         The relative rights and preferences of such series shall continue to be as set forth in the Declaration of Trust.

         This instrument shall constitute an amendment to the Declaration of Trust, and shall be effective as of April 8, 2002.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/John W. Ballantine                          /s/Lewis A. Burnham
-----------------------------------            ---------------------------------
John W. Ballantine, Trustee                    Lewis A. Burnham, Trustee


/s/Mark S. Casady                              /s/Linda C. Coughlin
-----------------------------------            ---------------------------------
Mark S. Casady, Trustee                        Linda C. Coughlin, Trustee

/s/Donald L. Dunaway                           /s/James R. Edgar
-----------------------------------            ---------------------------------
Donald L. Dunaway, Trustee                     James R. Edgar, Trustee


/s/William F. Glavin, Jr.                      /s/Robert B. Hoffman
-----------------------------------            ---------------------------------
William F. Glavin, Jr., Trustee                Robert B. Hoffman, Trustee


/s/hirley D. Peterson                          /s/Fred B. Renwick
-----------------------------------            ---------------------------------
Shirley D. Peterson, Trustee                   Fred B. Renwick, Trustee


/s/William P. Sommers                          /s/John G. Weithers
-----------------------------------            ---------------------------------
William P. Sommers, Trustee                    John G. Weithers, Trustee


Dated:  March 20, 2002